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Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 5, 2015, with respect to the consolidated financial statements of Plentyoffish Media Inc. included in the Registration Statement (Form S-1) and related Prospectus of Match Group, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

New York, New York
October 16, 2015

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  Exhibit 23.2
Consent of Independent Auditors